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                          Exhibit 24(a)

                REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and
Board of Directors of Zemex Corporation

       We have audited the consolidated financial statements of Zemex Corporation and Subsidiaries as of December 31, 1995 and for the year then ended, and have issued our report thereon dated January
24, 1996, such consolidated financial statements and report are included in your 1995 Annual Report to Shareholders and are incorporated herein by reference. Our audit also included the consolidated financial statement schedules of Zemex Corporation,
listed   in  Item  14.   This  consolidated  financial  statement
schedule  is  the responsibility of the Corporation's management.
Our  responsibility is to express an opinion based on our  audit.
In our opinion, such consolidated financial statements schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE


Toronto, Ontario
March  31, 1996